Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-1 (No. 333-284630) of 21Shares Polkadot ETF of our report dated June 29, 2026 relating to the financial statements, which appears in this Form 10-K.

/s/ COHEN & COMPANY, LTD.

Towson, Maryland

June 29, 2026